Exhibit 3.2

NUMBER [001]	SONOMA PHARMACEUTICALS, INC.	SHARES [___]
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AUTHORIZED: 73 SHARES OF SERIES C CONVERTIBLE PREFERRED STOCK, $0.0001 PAR VALUE PER SHARE

THIS CERTIFIES that [____________] is the record holder of [____________] fully paid and non-assessable shares of Series C Convertible Preferred Stock, $0.0001 par value of

Sonoma Pharmaceuticals, Inc.

transferable on the books of the Corporation in person or by attorney upon surrender of this Certificate duly endorsed or assigned. This Certificate and the shares represented hereby are subject to the Restated Certificate of Incorporation, as amended, and the Bylaws, as amended, of the Corporation and the Certificate of Designation relating thereto approved by the Board of Directors of the Corporation, as now or hereafter amended, copies of which are on file with the Company, to all of which the holder by acceptance hereof assents.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by the facsimile signature of its duly authorized officer.

Dated: November 21, 2018

Jim Schutz Chief Executive Officer	Robert Miller Secretary

THE CORPORATION WILL FURNISH, WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS, A STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OF THE CORPORATION OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. SUCH REQUESTS SHALL BE MADE TO THE CORPORATION'S SECRETARY AT THE PRINCIPAL OFFICE OF THE CORPORATION.

1

FOR VALUE RECEIVED, ____________________________ hereby sell, assign and transfer unto

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

_______________________________________________________________________________________ Shares of the Preferred Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

___________________________________________________________________________ Attorney to transfer the said stock on the books of the within-named Corporation, with full power of substitution in the premises.

Dated: _______________________, 20____.

Signature: X
Signature(s):
Signature: X

THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

2